News Release
Republic First Bancorp, Inc.
October 18, 2013

REPUBLIC FIRST BANCORP, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2013

Philadelphia, PA, October 18, 2013 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2013.

“We are pleased to report that asset quality improved substantially during the third quarter,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “Non-performing loan balances were reduced by 44% during the quarter as we continue to work diligently to resolve all outstanding credit quality issues.  We also continue to make significant progress with our expansion plans as announced earlier this year.  Ground has been broken on our new store at a prime location in Cherry Hill, NJ and construction is also under way on the renovation and relocation of three existing stores.  These facility improvements will significantly enhance the customer experience.”

The Company has recorded a net loss of $2.2 million, or $0.09 per share, for the third quarter of 2013 compared to net income of $0.4 million, or $0.02 per share, for the third quarter of 2012.

“Our third quarter earnings were impacted by the settlement of a lawsuit stemming from an issue that arose several years ago,” said Madonna. “While we vigorously contested the claims raised during litigation, it was decided that to fully embrace the Company’s positive momentum it was time to resolve this matter. We have worked diligently in recent years to position the Bank for strong growth and expansion in our market and with this settlement now behind us we can focus on those goals. We look forward to bringing the Republic Bank model, which is rooted in outstanding customer service, to the many new fans that await us.”

Highlights for the Period Ending September 30, 2013

➢
Asset quality improved as non-performing loans decreased by $5.8 million, or 44%, to $7.5 million, or 1.15% of total loans, at September 30, 2013 compared to $13.3 million, or 2.09% of total loans as of June 30, 2013.

➢	The percentage of non-performing assets to capital and reserves improved to 18% as of September 30, 2013 compared to 30% as of September 30, 2012.

➢	Total loans increased by $27.1 million, or 4%, to $650.2 million as of September 30, 2013 compared to $623.2 million at September 30, 2012.

➢
SBA lending continued to be a focal point of the Company’s lending strategy. $23.9 million in new SBA loans were originated during the quarter ended September 30, 2013. Our team is currently ranked as the #1 SBA lender in the state of New Jersey and #2 in the Philadelphia market based on the dollar volume of loan originations.

➢	Core deposits increased by $29.9 million on a linked quarter basis to $835.3 million as of September 30, 2013 compared to $805.4 million as of June 30, 2013.

➢
The net interest margin increased to 3.67% for the nine month period ending September 30, 2013 compared to 3.54% for the nine month period ending September 30, 2012 despite the challenging interest rate environment.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 12.18% and a Tier I Leverage Ratio of 9.31% at September 30, 2013.

➢	Tangible book value per share as of September 30, 2013 was $2.58.

Income Statement

The Company reported a net loss of $2.2 million, or $0.09 per share, for the three month period ended September 30, 2013, compared to net income of $0.4 million, or $0.02 per share, for the three month period ended September 30, 2012.  The net loss for the nine month period ended September 30, 2013 was $0.2 million, or $0.01 per share, compared to net income of $2.7 million, or $0.10 per share, for the nine months ended September 30, 2012.

Earnings in the third quarter of 2013 were impacted by a one-time charge of $1.9 million related to a settlement agreement in connection with litigation in which the Company was a defendant.  The Company had been vigorously contesting the claims in the litigation. However, as a result of reversals of certain prior procedural rulings in the case, the Company concluded that it would be in its best interest to avoid further litigation by executing a settlement agreement.  This settlement releases the Company from all claims and actions related to this matter.

The Company continues to lower its cost of funds as evidenced by a decrease of 14 basis points to 0.51% for the three month period ended September 30, 2013, compared to 0.65% for the three month period ended September 30, 2012. The net interest margin decreased slightly to 3.67% for the three month period ended September 30, 2013 compared to 3.69% for the three month period ended September 30, 2012.

The provision for loan losses decreased to $0.3 million in the third quarter of 2013 compared to $0.9 million in the third quarter of 2012 mainly as a result of improved asset quality.

Non-interest expense increased to $12.1 million for the three month period ended September 30, 2013 compared to $8.8 million for the three month period ended September 30, 2012, due to the aforementioned legal settlement. There was also an increase in foreclosed real estate expenses in the amount of $0.5 million over the prior year period primarily driven by a writedown of one property based on the current appraised value.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Sep 30, 2013	Sep 30, 2012	% Change	Jun 30, 2013	% Change

Total assets	$ 942,868	$ 966,990	(2%)	$ 919,666	3%

Total loans (net)	641,533	613,380	5%	628,401	2%

Total deposits	845,503	868,193	(3%)	820,852	3%

Total core deposits	835,271	820,776	2%	805,361	4%

Net loans increased by $28.2 million, or 5%, as of September 30, 2013 compared to September 30, 2012.  Core deposits grew by $14.5 million to $835.3 million as of September 30, 2013 compared to $820.8 million as of September 30, 2012.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Sep 30, 2013	Sep 30, 2012	% Change	Jun 30, 2013	% Change	3rd Qtr 2013 Cost of Funds

Demand noninterest-bearing	$ 159,384	$ 145,493	10%	$ 143,485	11%	0.00%

Demand interest-bearing	188,572	173,010	9%	180,802	4%	0.43%

Money market and savings	413,969	417,506	(1%)	408,355	1%	0.41%

Certificates of deposit	73,346	84,767	(13%)	72,719	1%	0.78%

Total core deposits	$ 835,271	$ 820,776	2%	$ 805,361	4%	0.37%

Core deposits increased to $835.3 million at September 30, 2013 compared to $820.8 million at September 30, 2012 as the Company continues to focus its effort on the gathering of low-cost core deposits. We recognized strong growth in demand account balances on a year to year basis.  At the same time we’ve reduced the overall deposit cost of funds to 0.39% for the three month period ending September 30, 2013 compared to 0.54% for the three month period ending September 30, 2012. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources such as brokered and internet-based certificates of deposit.

Lending

Loans by type are as follows (dollars in thousands):

Description	Sep 30, 2013	% of Total	Sep 30, 2012	% of Total	Jun 30, 2013	% of Total

Commercial real estate	$ 328,486	51%	$ 344,149	55%	$329,599	52%
Construction and land development	25,238	4%	29,744	5%	31,455	5%
Commercial and industrial	113,302	17%	108,665	18%	108,951	17%
Owner occupied real estate	150,594	23%	117,959	19%	137,219	22%
Consumer and other	30,595	5%	20,370	3%	28,413	4%
Residential mortgage	2,374	0%	2,467	0%	2,400	0%
Deferred costs (fees)	(352)		(176)		(304)

Gross loans	$650,237	100%	$623,178	100%	$637,733	100%

Gross loans increased by $27.1 million to $650.2 million at September 30, 2013 compared to $623.2 million at September 30, 2012 as a result of an increase in quality loan demand over the last twelve months.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Quarter Ended
	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012

Non-performing assets / total assets	1.43%	2.17%	2.43%

Quarterly net loan charge-offs / average loans	0.54%	0.60%	0.28%

Allowance for loan losses / gross loans	1.34%	1.46%	1.57%

Allowance for loan losses / non-performing loans	116%	70%	61%

Non-performing assets / capital and reserves	18%	25%	30%

Non-performing assets decreased by $6.5 million to $13.4 million, or 1.43% of total assets, at September 30, 2013, compared to $19.9 million, or 2.17% of total assets, as of June 30, 2013.  The allowance for loan losses as a percentage of non-performing loans increased to 116% as of September 30, 2013, compared to 70%  as of June 30, 2013.  The ratio of non-performing assets to capital and reserves decreased to 18% as of September 30, 2013 compared to 25% as of June 30, 2013.

Capital

The Company’s capital regulatory ratios at September 30, 2013 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	9.31%	5.00%

Tier 1 Risk Based Capital	11.07%	6.00%

Total Risk Based Capital	12.18%	10.00%

Total shareholders’ equity was $67.1 million at September 30, 2013 which represented a book value per share of $2.58, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2012 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands)	2013	2013	2012

ASSETS
Cash and due from banks	$11,468	$8,934	$7,750
Interest-bearing deposits and federal funds sold	32,837	47,850	90,108
Total cash and cash equivalents	44,305	56,784	97,858

Securities - Available for sale	199,722	184,371	192,529
Securities - Held to maturity	69	68	66
Restricted stock	1,570	2,326	4,369
Total investment securities	201,361	186,765	196,964

Loans held for sale	7,130	282	1,089

Loans receivable	650,237	637,733	623,178
Allowance for loan losses	(8,704)	(9,332)	(9,798)
Net loans	641,533	628,401	613,380

Premises and equipment	21,181	21,232	22,415
Other real estate owned	5,951	6,584	7,312
Other assets	21,407	19,618	27,972

Total Assets	$942,868	$919,666	$966,990

LIABILITIES
Non-interest bearing deposits	$159,384	$143,485	$145,493
Interest bearing deposits	686,119	677,367	722,700
Total deposits	845,503	820,852	868,193

Short-term borrowings	-	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	7,802	6,970	7,377

Total Liabilities	875,781	850,298	898,046

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	106,990	106,908	106,673
Accumulated deficit	(34,447)	(32,225)	(35,132)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	(1,813)	(1,672)	1,046

Total Shareholders' Equity	67,087	69,368	68,944

Total Liabilities and Shareholders' Equity	$942,868	$919,666	$966,990

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2013	2013	2012	2013	2012

INTEREST INCOME
Interest and fees on loans	$8,146	$8,080	$8,194	$24,154	$24,463
Interest and dividends on investment securities	1,153	1,091	1,364	3,364	4,135
Interest on other interest earning assets	40	44	54	143	239
Total interest income	9,339	9,215	9,612	27,661	28,837

INTEREST EXPENSE
Interest on deposits	835	839	1,153	2,650	4,108
Interest on borrowed funds	278	278	283	834	852
Total interest expense	1,113	1,117	1,436	3,484	4,960

Net interest income	8,226	8,098	8,176	24,177	23,877
Provision for loan losses	250	925	850	1,175	600

Net interest income after provision for loan losses	7,976	7,173	7,326	23,002	23,277

NON-INTEREST INCOME
Service fees on deposit accounts	270	265	234	769	670
Gain on sale of SBA loans	1,106	2,107	1,141	3,863	3,337
Gain on sale of investment securities	-	-	-	703	774
Other non-interest income	516	498	456	1,670	1,195
Total non-interest income	1,892	2,870	1,831	7,005	5,976

NON-INTEREST EXPENSE
Salaries and employee benefits	4,486	4,503	4,008	13,276	12,105
Occupancy and equipment	1,612	1,348	1,367	4,287	4,107
Legal and professional fees	902	862	873	2,451	3,251
Foreclosed real estate	745	109	287	1,771	489
Regulatory assessments and related fees	327	241	343	912	1,032
Other operating expenses	4,036	1,993	1,909	7,597	5,649
Total non-interest expense	12,108	9,056	8,787	30,294	26,633

Income (loss) before benefit for income taxes	(2,240)	987	370	(287)	2,620

Benefit for income taxes	(18)	(24)	(28)	(68)	(90)

Net income (loss)	$(2,222)	$1,011	$398	$(219)	$2,710

Net Income (Loss) per Common Share
Basic	$(0.09)	$0.04	$0.02	$(0.01)	$0.10
Diluted	$(0.09)	$0.04	$0.02	$(0.01)	$0.10

Average Common Shares Outstanding
Basic	25,973	25,973	25,973	25,973	25,973
Diluted	25,973	26,103	25,996	25,973	25,991

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2013			June 30, 2013			September 30, 2012

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$58,532	$40	0.27%	$62,419	$44	0.28%	$88,996	$54	0.24%
Securities	197,283	1,183	2.40%	182,025	1,117	2.45%	190,441	1,428	3.00%
Loans receivable	641,698	8,192	5.06%	633,547	8,128	5.15%	613,190	8,228	5.34%
Total interest-earning assets	897,513	9,415	4.16%	877,991	9,289	4.24%	892,627	9,710	4.33%

Other assets	45,652			50,912			56,814

Total assets	$943,165			$928,903			$949,441

Interest-bearing liabilities:

Demand non interest-bearing	$150,915			$141,390			$134,857
Demand interest-bearing	198,341	213	0.43%	180,824	207	0.46%	162,270	211	0.52%
Money market & savings	410,402	425	0.41%	417,567	428	0.41%	416,038	572	0.55%
Time deposits	85,576	197	0.91%	88,994	204	0.92%	138,148	370	1.07%
Total deposits	845,234	835	0.39%	828,775	839	0.41%	851,313	1,153	0.54%

Total interest-bearing deposits	694,319	835	0.48%	687,385	839	0.49%	716,456	1,153	0.64%

Other borrowings	22,476	278	4.91%	22,476	278	4.96%	22,476	283	5.01%

Total interest-bearing liabilities	716,795	1,113	0.62%	709,861	1,117	0.63%	738,932	1,436	0.77%
Total deposits and
other borrowings	867,710	1,113	0.51%	851,251	1,117	0.53%	873,789	1,436	0.65%

Non interest-bearing liabilities	7,313			7,379			7,409
Shareholders' equity	68,142			70,273			68,243
Total liabilities and
shareholders' equity	$943,165			$928,903			$949,441

Net interest income		$8,302			$8,172			$8,274
Net interest spread			3.54%			3.61%			3.56%

Net interest margin			3.67%			3.73%			3.69%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2013			September 30, 2012

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$69,109	$143	0.28%	$123,332	$239	0.26%
Securities	187,616	3,459	2.46%	184,748	4,324	3.12%
Loans receivable	632,369	24,297	5.14%	604,245	24,570	5.43%
Total interest-earning assets	889,094	27,899	4.20%	912,325	29,133	4.27%

Other assets	52,048			56,025

Total assets	$941,142			$968,350

Interest-bearing liabilities:

Demand non interest-bearing	$145,475			$135,079
Demand interest-bearing	183,445	615	0.45%	135,461	567	0.56%
Money market & savings	416,867	1,355	0.43%	436,182	2,157	0.66%
Time deposits	96,103	680	0.95%	164,797	1,384	1.12%
Total deposits	841,890	2,650	0.42%	871,519	4,108	0.63%

Total interest-bearing deposits	696,415	2,650	0.51%	736,440	4,108	0.75%

Other borrowings	22,476	834	4.96%	22,526	852	5.05%

Total interest-bearing liabilities	718,891	3,484	0.65%	758,966	4,960	0.87%
Total deposits and
other borrowings	864,366	3,484	0.54%	894,045	4,960	0.74%

Non interest-bearing liabilities	7,439			7,529
Shareholders' equity	69,337			66,776
Total liabilities and
shareholders' equity	$941,142			$968,350

Net interest income		$24,415			$24,173
Net interest spread			3.55%			3.40%

Net interest margin			3.67%			3.54%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
	September 30,	June 30,	September 30,	Dec 31	September 30,	September 30,
(dollars in thousands)	2013	2013	2012	2012	2013	2012

Balance at beginning of period	$9,332	$9,353	$9,385	$12,050	$9,542	$12,050

Provision charged to operating expense	250	925	850	1,350	1,175	600
	9,582	10,278	10,235	13,400	10,717	12,650

Recoveries on loans charged-off:
Commercial	10	58	-	105	69	105
Consumer	1	25	-	29	26	28
Total recoveries	11	83	-	134	95	133

Loans charged-off:
Commercial	(889)	(1,029)	(436)	(3,890)	(2,033)	(2,883)
Consumer	-	-	(1)	(102)	(75)	(102)

Total charged-off	(889)	(1,029)	(437)	(3,992)	(2,108)	(2,985)

Net charge-offs	(878)	(946)	(437)	(3,858)	(2,013)	(2,852)

Balance at end of period	$8,704	$9,332	$9,798	$9,542	$8,704	$9,798

Net charge-offs as a percentage of
average loans outstanding	0.54%	0.60%	0.28%	0.63%	0.43%	0.63%

Allowance for loan losses as a percentage
of period-end loans	1.34%	1.46%	1.57%	1.54%	1.34%	1.57%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2013	2013	2013	2012	2012

Non-accrual loans:
Commercial real estate	$6,833	$12,673	$14,415	$14,850	$15,156
Consumer and other	662	667	700	996	996
Total non-accrual loans	7,495	13,340	15,115	15,846	16,152

Loans past due 90 days or more
and still accruing	-	-	-	202	-

Total non-performing loans	7,495	13,340	15,115	16,048	16,152

Other real estate owned	5,951	6,584	8,268	8,912	7,312

Total non-performing assets	$13,446	$19,924	$23,383	$24,960	$23,464

Non-performing loans to total loans	1.15%	2.09%	2.41%	2.60%	2.59%

Non-performing assets to total assets	1.43%	2.17%	2.52%	2.52%	2.43%

Non-performing loan coverage	116.13%	69.96%	61.88%	59.46%	60.66%

Allowance for loan losses as a percentage
of total period-end loans	1.34%	1.46%	1.49%	1.54%	1.57%

Non-performing assets / capital plus
allowance for loan losses	17.74%	25.32%	29.28%	31.42%	29.80%